EXHIBIT 10.24

TECOGEN INC.

POLICY AND PROCEDURES
GOVERNING
RELATED PERSON TRANSACTIONS

1. Purpose.

The Board of Directors of Tecogen Inc., a Delaware corporation (“Company”), has established this Policy and Procedures Governing Related Person Transactions (“Policy”) for the identification, review and approval or ratification of Related Person Transactions (as defined below) in order to avoid potential conflicts of interest and improper benefit to Related Persons (as defined below).

2. Definitions.

For purposes of this Policy, the following definitions shall apply:

(a) A “Related Person” shall mean any person who is, or was at any time during the last fiscal year, in any of the following categories:

(i)a director or executive officer of the Company or a nominee to become a director of the Company; or

(ii)any person or entity that is known to the Company to be the beneficial owner of more than five percent (5%) of any outstanding voting securities of the Company; or

(iii)any immediate family member of any of the foregoing persons, which includes such person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person sharing the household of such person (other than a tenant or employee) (“immediate family member”); or

(iv)any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all other related persons to such person has a 10% or greater beneficial ownership interest.

(b) Except as set forth in Section 4(c), a “Related Person Transaction” includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

(i)the aggregate amount involved will or may be expected to exceed $120,000; provided that, if the Company shall be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, the aggregate amount involved shall be the lesser of (A) $120,000 or (B) one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

(ii)the Company is, will or may be expected to be a participant; and

(iii)any Related Person has or will have a direct or indirect material interest.

3. Reporting Requirements.

Each director, director nominee, executive officer and 5% beneficial owner of any class of the Company’s voting stock shall promptly notify the Chief Financial Officer of the Company or his designee (or the General Counsel of the Company if the person furnishing the notice is the Chief Executive Officer or Chief Financial Officer) of any interest such person or (to the extent known to them) an immediate family member of such person had, has or may have, in a Related Person Transaction. Such notice shall be in writing and shall include the following information: (a) the name of the Related Person and his, her or its relationship to the Company; (b) the material facts as to the Related Person’s interest in the transaction and/or role in the transaction; (c) the proposed terms of the transaction (including the dollar value of the transaction and dollar value to be derived by the Related Person); (d) the parties to the transaction; and (e) the purpose and timing of the transaction. Such reporting requirement shall be in addition to, and shall not supersede, the Related Person’s obligation to include such information in any questionnaire required to be completed by such person and furnished to the Company annually (or otherwise) in connection with the preparation of the Company’s Annual Report on Form 10-K and proxy statement or other Securities and Exchange Commission (“SEC”) filings.

4. Review, Approval or Ratification.

(a) The Chief Financial Officer or his designee (or the General Counsel of the Company if the person furnishing the notice is the Chief Executive Officer or Chief Financial Officer) shall, upon receipt of a notice pursuant to Section 3, assess whether the transaction is a Related Person Transaction for purposes of this Policy and, if so, the transaction shall be submitted to the Audit Committee of the Board of Directors of the Company or any committee designated by the Board of Directors that is comprised solely of independent directors (“Committee”) for its review and approval or ratification; provided that if the Related Person in question is a director or an immediate family member of a director, then such director shall not participate in that determination.

(b) The Committee shall consider such facts and circumstances that it determines to be appropriate with respect to a Related Person Transaction that requires the Committee’s review and approval, including the information furnished pursuant to Section 3 above. In determining whether to approve or ratify a Related Person Transaction, the Committee shall take into account such factors as it deems appropriate, including the extent of the Related Person’s interest in the transaction; whether the transaction would interfere with the objectivity and independence of any Related Person’s judgment or conduct in fulfilling his or her duties and responsibilities to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; whether the transaction is in the interest of the Company and its stockholders; and the actual or apparent conflict of interest of the Related Person participating, or proposing to participate, in the transaction, including under any other conflict of interest policy adopted by the Company. If the Committee determines that the Related Person has a direct or indirect material interest in any such transaction then the Committee shall review, and approve or disapprove or ratify such transaction.

(c) The following transactions are deemed not to create a material direct or indirect material interest for the Related Person and therefore will not be reviewed by the Committee:

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(i)a transaction is one where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services at rates or charges fixed in conformity with law or governmental authority, or are otherwise determined in an arm’s length transaction;

(ii)the transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar service;

(iii)loans and other financial services transactions with a Related Person or his, her or its affiliate that is a bank, savings and loan association, or a broker dealer that are in the ordinary course of business, are made on the same terms as those prevailing at the time for comparable loans with persons not related to the Company, and do not involve more than the normal risk of collectability or present other unfavorable features;

(iv)the interest of the Related Person in the transaction arises solely from the ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis;

(v)the interest of the Related Person in the transaction arises solely from the ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis;

(vi)if the compensation of or transaction with a director is or will be reported pursuant to Item 402 of Regulation S-K.

5. Disclosures.

All Related Person Transactions shall be disclosed in the Company’s filings with the SEC to the extent required under the Securities Act of 1933, as amended, and the Securities Exchange Act and the rules and regulations promulgated thereunder (“SEC Regulations”). This Policy shall be posted to the Company’s website and the material features of this Policy shall be disclosed in the Company’s SEC filings to the extent required under applicable SEC Regulations.

6. Effective Date.

This Policy shall be effective April 1, 2025.

The Committee may establish such other procedures as it may determine are necessary or appropriate to implement this policy.
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